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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-72150) pertaining to the Amended and Restated Stock Option Plan for Key Employees of Tuboscope Vetco International Corporation, (Form S-8 No. 3372072) pertaining to the Stock Option Plan for Non-Employee Directors of Tuboscope Vetco International Corporation, (Form S-8, No. 33-54337) pertaining to The Tuboscope Vetco International Corporation Employee Qualified Stock Purchase Plan, (Form S-8, No. 333-05233) pertaining to the 1996 Equity Participation Plan of Tuboscope Vetco International Corporation, and (Form S-8, No. 333-05237) pertaining to the D.O.S. Ltd. 1993 Stock Option Plan of Tuboscope Vetco International Corporation of our reported dated February 11, 1997, with respect to the consolidated financial statements of Fiber Glass Systems, Inc. and Subsidiary included in the Current Report (Form 8-K/A) filed with the Securities and Exchange Commission.



                                                        ERNST & YOUNG LLP



San Antonio, Texas
May 5, 1997

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